Exhibit (d)(8)

POWER OF ATTORNEY

The undersigned, Intel Corporation, a Delaware corporation (“Intel”), and Cyclops Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Intel (“Cyclops”), each duly represented by Robert H. Swan, Executive Vice President and Chief Financial Officer of Intel and Manager of Cyclops, in such capacity authorized to represent Intel and Cyclops, respectively, each hereby authorizes and appoints:

Steven R. Rodgers

and

Suzan A. Miller

each individually and each with power of substitution, in relation to the tender offer (the “Offer”) by Cyclops for all outstanding ordinary shares, nominal value €0.01 per share, of Mobileye N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands registered with the trade register in The Netherlands under file number 34158597 (“Mobileye”), as its true and lawful attorney-in-fact and agent, for and in its name, place, and stead, to:

(a)	execute, deliver and file with the United States Securities and Exchange Commission (the “SEC”) on behalf of Intel and/or Cyclops all documents to be executed, delivered or filed with the SEC by Intel and/or Cyclops in connection with the Offer, including, without limitation, any Schedule TO and any amendment or exhibit thereto relating to the Offer;

(b)	do and perform any and all acts for and on behalf of Intel and/or Cyclops which may be necessary or desirable to complete and execute any such Schedule TO or amendment or exhibit thereto or any other document and timely file the same with the SEC and any stock exchange or similar authority; and

(c)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, is for the benefit of, in the best interest of, or legally required by, Intel and/or Cyclops, all such documents described in this sentence to be in such form as required, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as Intel and/or Cyclops might or could do if personally present by one of its authorized signatories.

This Power of Attorney shall remain in full force and effect until either revoked in writing by Intel and/or Cyclops or until such time as the person to whom power of attorney has been hereby granted ceases to be an employee of Intel.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this twentieth day of April, 2017.

INTEL CORPORATION

By:	/s/ Robert H. Swan

Robert H. Swan
Executive Vice President and Chief Financial Officer

CYCLOPS HOLDINGS, LLC

By:	/s/ Robert H. Swan

Robert H. Swan
Manager